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                                                                     EXHIBIT 5.2

                           [LETTERHEAD OF HOMBURGER]

Credit Suisse Group
Paradeplatz 8
P.O. Box 1
8070 Zurich Switzerland

October 11, 2002 BOR -- DAC
306382 -- BORP -- 000010.doc

           CREDIT SUISSE GROUP -- REGISTRATION STATEMENT ON FORM F-3

Dear Sirs:

    We have acted as special Swiss counsel to Credit Suisse Group (the COMPANY) in connection with the registration statement on Form F-3 (the REGISTRATION STATEMENT) to be filed under the United States Securities Act of 1933, as amended (the SECURITIES ACT) with the Securities and Exchange Commission on or about October 11, 2002 for the purpose of registering up to US$ 2,000,000,000 (or the equivalent in another currency) of the Company's debt securities, in one or more series, which are either unsubordinated or subordinated obligations (the DEBT SECURITIES) and which may be convertible into the Company's shares (the SHARES), the Company's warrants, in one or more series (the WARRANTS), and the Guaranteed Debt Securities (as defined herein), Trust Preferred Securities (as defined herein) and Company Preferred Securities (as defined herein), in one or more series (all of the afore mentioned securities collectively, the SECURITIES), as well as the Company's guarantees, which are either unsubordinated or subordinated obligations (the FINANCE SUBSIDIARY GUARANTEES), in relation to debt securities issued by Credit Suisse Group Finance (Delaware) LLC I (the GUARANTEED DEBT SECURITIES), and the Company's guarantee, which is a subordinated obligation (the SUBORDINATED GUARANTEE and collectively with the Finance Subsidiary Guarantees, the GUARANTEES), in relation to the company preferred securities issued by Credit Suisse Group Capital (Delaware) LLC I (the COMPANY PREFERRED SECURITIES) and the trust preferred securities issued by Credit Suisse Group Capital (Delaware) Trust I (the TRUST PREFERRED SECURITIES), each of the Securities and the Guarantees as described in the Registration Statement.

    We have been requested to render an opinion in connection with certain issues of Swiss law.

I. DOCUMENTS RECEIVED AND REVIEWED

    In connection with this opinion, we have reviewed the following documents:

    (a) a certified excerpt from the commercial register of the Canton of Zurich, Switzerland, relating to the Company dated September 23, 2002;

    (b) a certified copy of the articles of association of the Company in their version of September 11, 2002 (the ARTICLES OF ASSOCIATION);

    (c) a copy of the circular resolution of the Board of Directors of the Company dated September 26, 2002; and

    (d) copies of the Registration Statement and of certain Exhibits filed with the Registration Statement.
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       No documents have been reviewed by us in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above documents and their impact on the parties under Swiss law.

II. ASSUMPTIONS

    In rendering the opinion below, we have assumed the following:

    (a) all documents purporting to be copies of originals are true and complete and conform to the originals;

    (b) the Registration Statement will be executed and filed in the form of the draft reviewed by us and the agreements and indentures filed as Exhibits to the Registration Statement that have been reviewed by us will, when duly executed by all parties thereto in substantially the form filed as an Exhibit to the Registration Statement, be valid, binding and enforceable under the laws of the State of New York by which they are expressed to be governed;

    (c) none of the documents furnished to us has been amended, supplemented or terminated;

    (d) the resolutions of the Board of Directors of the Company are a true and complete record of the proceedings described therein and remain in full force and effect; and

    (e) all relevant documents are or will be within the capacity and powers of, and have been or will be validly authorized, executed and delivered by, each party thereto.

III. OPINION

    Based on the foregoing assumptions and subject to the qualifications set out below, we express the following opinion:

    1. The Company is a corporation duly incorporated and validly existing under the laws of Switzerland.

    2. The Company has the corporate power to, and all necessary corporate action has been taken to, execute, deliver and file the Registration Statement.

    3. When the Registration Statement has become effective under the Securities Act, the indentures relating to the Debt Securities have been duly authorized, executed and delivered, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the respective indenture so as not to violate Swiss law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly executed and authenticated in accordance with the respective indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity under Swiss law.

    4. When the Registration Statement has become effective under the Securities Act, the warrant agreements described in the Registration Agreement under which Warrants are to be issued have been duly authorized, executed and delivered, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the respective warrant agreement relating to each series of the Warrants so as not to violate Swiss law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Warrants have been duly executed and authenticated

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       in accordance with the respective warrant agreement and issued and sold as contemplated in the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity under Swiss law.

    5. The Shares, when issued and paid for pursuant to the terms of any Debt Securities, Guaranteed Debt Securities, Trust Preferred Securities or Company Preferred Securities convertible or exchangeable into Shares or the terms of any Warrants entitling the holders thereof to purchase Shares, and pursuant to the Articles of Association and Swiss corporate law, will be validly issued, fully paid and non-assessable (i.e., no further contributions in respect thereof will be required to be made to the Company by the holders thereof, by reason only of their being such holders).

    6. When the Registration Statement has become effective under the Securities Act, the indentures relating to the Guaranteed Debt Securities have been duly authorized, executed and delivered, the terms of the Finance Subsidiary Guarantees and the issuance of the Guaranteed Debt Securities have been duly established in conformity with the respective indenture so as not to violate Swiss law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Finance Subsidiary Guarantees have been duly executed in accordance with the respective indenture and the Guaranteed Debt Securities have been issued as contemplated in the Registration Statement, the Finance Subsidiary Guarantees will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity under Swiss law.

    7. When the Registration Statement has become effective under the Securities Act, the guarantee agreement has been duly authorized, executed and delivered, the terms of the Subordinated Guarantee and the issuance of the Trust Preferred Securities and the Company Preferred Securities have been duly established in conformity with the guarantee agreement so as not to violate Swiss law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Trust Preferred Securities and the Company Preferred Securities have been issued as contemplated in the Registration Statement, the Subordinated Guarantee will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity under Swiss law.

IV. QUALIFICATIONS

    The above opinion is subject to the following qualifications:

    (a) We are admitted to the Zurich and Swiss bar and do not hold ourselves to be experts in any laws other than the laws of Switzerland. Accordingly, our opinion is confined to Swiss law as in effect on the date hereof. We have abstained from examining any issues of any other jurisdiction. In particular, and without limitation to the foregoing, we do not express any opinion on the admissibility or validity of, or the procedures relating to, the registration of the Securities and the Guarantees with the Securities and Exchange Commission.

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    (b) This opinion relates to the Articles of Association of the Company in effect on the date hereof. Such Articles of Association are subject to change.

    (c) This opinion is confined to Securities and Guarantees issued or to be issued by the Company under the Registration Statement. We do not render any opinion on or express any views relating to any Securities issued by any other Registrant under the Registration Statement.

    (d) It should further be noted that any certificate, determination, opinion or the like might be held by a Swiss court not to be conclusive if it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error despite any provision in the relevant agreements to the contrary.

    (e) Where we refer to enforceability, we only express an opinion as to enforceability under the rules of procedure applicable in Switzerland. Enforceability of the indentures, warrant agreements, guarantee agreement, Shares, Debt Securities, Warrants and Guarantees may be limited by the applicable bankruptcy, insolvency, reorganisation or similar laws affecting creditors' rights in general and Swiss law principles of general application (ORDRE PUBLIC) or on the abuse of rights (RECHTSMISSBRAUCH).

    (f) A judgement given by a Swiss court in respect of proceedings instituted before it based on a claim for currencies other than Swiss francs may be expressed in such currency, if so requested. Enforcement of any court judgement under Swiss bankruptcy proceedings, however, may only be made in Swiss francs and the foreign currency amount must accordingly be converted into Swiss francs at the rate obtained on (i) the date of instituting the enforcement proceedings or (ii) the date of the filing for the continuation of the bankruptcy procedure (FORTSETZUNGSBEGEHREN).

    (g) The enforceability in Switzerland of a foreign judgment rendered against the Company is subject to the limitations set forth in (a) the Convention on Jurisdiction and Enforcement of Judgements in Civil and Commercial Matters of September 16, 1988, (b) such other international treaties under which Switzerland is bound, and (c) the Swiss Federal Act on Private International Law of December 18, 1987 (BUNDESGESETZ UBER DAS INTERNATIONALE PRIVATRECHT) and will be subject to the rules of civil procedure applicable at the domicile of the Company. In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if:

        (i) the foreign court had jurisdiction;

        (ii) the judgment of such foreign court has become final and non-appealable;

       (iii) the court procedures leading to the judgment followed the principles of due process of law; and

        (iv) the judgment of the foreign court on its merits does not violate Swiss law principles of public policy (ORDRE PUBLIC).

       This four factors test may limit the enforceability in Switzerland. In addition, enforceability may be limited if the Company can demonstrate that it was not effectively served with process.

    (h) It is doubtful whether a Swiss court would enforce a judgment of any court of the United States or any part thereof predicated solely upon the federal securities laws of the United States.

                                     * * *

    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the prospectus included in the Registration Statement under the heading "Legal

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Matters". In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

    This opinion is furnished by us, as special Swiss counsel to the Company, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person. This opinion shall be governed by and construed in accordance with the laws of Switzerland.

Very sincerely yours
HOMBURGER

Rene Bosch

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